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                                                            EXHIBIT NO. 99.10(e)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 45 to Registration Statement No. 33-1657 on Form N-1A of our reports, dated July 3, 2003, on the financial statements and financial highlights of MFS(R) Conservative Allocation Fund, MFS(R) Moderate Allocation Fund, MFS(R) Growth Allocation Fund and MFS(R) Aggressive Growth Allocation Fund, each a series of MFS Series Trust X, included in the funds' 2003 Annual Report to Shareholders.



ERNST & YOUNG LLP
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Ernst & Young LLP


Boston, Massachusetts
August 25, 2003